                                                                     EXHIBIT 4.5
                                                                     -----------


No. __                                                 ________ Class C Warrants


THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH WARRANTS MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO INTERACTIVE FLIGHT TECHNOLOGIES, INC., SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. NO TRANSFER OF ANY SUCH WARRANT SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.


                            VOID AFTER MARCH 6, 2000

                              CLASS C WARRANTS FOR
                        PURCHASE OF CLASS A COMMON STOCK

     This certifies that FOR VALUE RECEIVED ____________________ or registered assigns (the "REGISTERED HOLDER") is the owner of the number of Class C Warrants specified above. Each Class C Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate, one fully paid and nonassessable share of Class A Common Stock, $.01 par value ("CLASS A COMMON STOCK"), of Interactive Flight Technologies, Inc., a Delaware corporation (the "COMPANY"), at any time prior to or on the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with a duly completed and executed Subscription Form in the form attached hereto as Exhibit A, at the corporate
                                                 ---------
office the Company, accompanied by payment of Eleven Dollars ($11.00) (the "PURCHASE PRICE") in lawful money of the United States of America in cash or by official bank or certified check made payable to "Interactive Flight Technologies, Inc." The Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of the Warrants are subject to modification or adjustment as set forth herein.

     The term "EXPIRATION DATE" shall mean 5:00 P.M. (New York time) on March 6, 2000. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     SECTION 1.  DEFINITIONS. As used herein, the following terms shall have the
                 -----------
following meanings, unless the context shall otherwise require:

     (a) "COMMON STOCK" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of the Company's Class A Common Stock, $.01 par value, and the Company's Class B Common Stock, $.01 par value.

     (b) "CORPORATE OFFICE" shall mean the office of the Company at which, at any particular time, its principal business shall be administered, which office is currently located at 3070 West Post Road, Las Vegas, Nevada 89118.

     (c) "EXERCISE DATE" shall mean, as to any Warrant, the date on which the Company shall have received both (a) this Warrant Certificate with the Subscription Form attached hereto as Exhibit A hereto executed by the Registered
                                     ---------
Holder hereof, or his attorney duly authorized in writing, and indicating that the Registered Holder is thereby exercising such Warrant, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

     (d) "PURCHASE PRICE" shall mean the purchase price to be paid upon exercise of each Class C Warrant in accordance with the terms hereof, which price shall be Eleven Dollars ($11.00), subject to adjustment from time to time pursuant to the provisions of Section hereof.

     (e) "REGISTERED HOLDER" shall mean, as to any Warrant and as of any particular date, the person in whose name the Warrant Certificate representing such Warrant shall be registered on that date on the books maintained by the Company pursuant to Section 4.

     (f) "WARRANTS" shall mean the Class C Warrants represented hereby and all other Class C Warrants issued by the Company.

     (g) "WARRANT CERTIFICATE" shall mean any certificate (including this certificate) representing Class C Warrants.

     SECTION 2.  EXERCISE.
                 --------

     (a) Each Warrant evidenced hereby may be exercised by the Registered Holder hereof at any time on or prior to the Expiration Date, upon the terms and subject to the conditions set forth herein. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Warrant as of the close of business on the Exercise Date. Promptly following, and in any event within ten (10) business days after the Exercise Date, the Company shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a Warrant Certificate for any remaining unexercised Warrants of the Registered Holder), subject to first receiving clearance of checks received in payment of the Purchase Price pursuant to such Warrants.

     (b) Upon the exercise of the Warrants represented hereby, if the Company so requests, Holder shall certify to the Company that it is not exercising such Warrants with a view to distribute the Class A Common Stock received pursuant to such exercise in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT").

     SECTION 3.  RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES; ETC.
                 -----------------------------------------------------

     (a) The Company covenants that it will at all times reserve and keep available out of its authorized Class A Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Class A Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Class A Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, (other than those which the Company shall promptly pay or discharge) and that upon issuance such shares shall be listed on each national securities exchange, on which the other shares of outstanding Class A Common Stock of the Company are then listed or shall be eligible for inclusion in the Nasdaq National Market or the Nasdaq SmallCap Market if the other shares of outstanding Class A Common Stock of the Company are so included.

     (b) In the event that this Warrant Certificate represents Class C Warrants which have been transferred by an initial holder of Class C Warrants, the Company shall not be obligated to deliver any securities pursuant to the exercise of the Class C Warrants represented hereby unless a registration statement under the Securities Act with respect to such securities is effective, or an exemption from such registration is available to the Company. The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. However, in the event that this Warrant Certificate represents Class C Warrants which have been transferred by an initial holder of Class C Warrants, the Warrants represented hereby may not be exercised by, or shares of Class A Common Stock issued to, the Registered Holder hereof in any state in which such exercise would be unlawful.

     (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of

Warrants, or the issuance or delivery of any shares of Class A Common Stock upon exercise of the Warrants; provided, however, that if the shares of Class A Common Stock are to be delivered in a name other than the name of the Registered Holder hereof, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

     SECTION 4.  EXCHANGE AND REGISTRATION OF TRANSFER.
                 -------------------------------------

     (a) This Warrant Certificate may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants or, subject to the restrictions set forth on Page 1 hereof, may be transferred in whole or in part. To effect such an exchange, this Warrant Certificate shall be surrendered to the Company at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder hereof shall be entitled to receive.

     (b) The Company shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof. Subject to the restrictions set forth on Page 1 hereof, upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

     (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the Subscription Form and/or the Assignment Form (as applicable) attached hereto as Exhibit A and Exhibit B,
                                                   ---------     ---------
respectively, shall be duly endorsed or shall be accompanied by a written instrument or instruments of transfer and/or subscription, in form satisfactory to the Company, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

     (d) A service charge may be imposed by the Company for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly cancelled by the Company and thereafter retained by the Company until the Expiration Date.

     (f) Prior to due presentment for registration of transfer thereof, the Company may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

     SECTION 5.  LOSS OR MUTILATION.  Upon receipt by the Company of evidence
                 ------------------
satisfactory to it of the ownership of and loss, theft, destruction or mutilation of this Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to the Company, and (in the case of mutilation) upon surrender and cancellation hereof, the Company shall execute and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Class C Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.


     SECTION 6.  ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF CLASS A
                 ------------------------------------------------------------
COMMON STOCK OR WARRANTS.
- ------------------------

     (a) Subject to the exceptions referred to in Section 6(g) below, in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the Market Price of the Class A Common Stock (as defined below) on the date of the sale or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "CHANGE OF SHARES"), then, and thereafter upon each further Change of Shares, the Purchase Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Class A Common Stock which the aggregate consideration received (determined as provided in subsection 6(f)(F) below) for the issuance of such additional shares would purchase at the Market Price and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

     "MARKET PRICE", as of any date, shall mean (i) the average closing bid price, for the thirty (30) consecutive business days immediately preceding such date, of the Class A Common Stock as reported by Nasdaq, if the Class A Common Stock is traded on the Nasdaq SmallCap Market, or (ii) the last reported sale price, for the thirty (30) consecutive business days immediately preceding such date, of the Class A Common Stock as reported by the primary exchange on which the Class A Common Stock is traded, if the Class A Common Stock is traded, on a national securities exchange, or by Nasdaq, if the Class A Common Stock is traded on the Nasdaq National Market.

     Upon each adjustment of the Purchase Price pursuant to this Section 6, the total number of shares of Class A Common Stock purchasable upon the exercise of each Class C Warrant shall (subject to the provisions contained in Section 6(b) hereof) be such number of shares (calculated to the nearest tenth) purchasable at the Purchase Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment.

     (b) The Company may elect, upon any adjustment of the Purchase Price hereunder, to adjust the number of Class C Warrants outstanding, in lieu of the adjustment in the number of shares of Class A Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Class C Warrant outstanding after such adjustment shall represent the right to purchase one share of Class A Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this Section 6, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing, subject to Section 8 hereof, the number of additional Warrants to which such Registered Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Registered Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such Holder shall be entitled after such adjustment.

     (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The Company shall not effect any such consolidation, merger or sale without the written consent of Registered Holders of a majority of the Warrants then outstanding, unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations of the Company under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     (d) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Class A Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 7 hereof, continue to express the Purchase Price per share, the number of shares purchasable thereunder and the Redemption Price therefor as the Purchase Price per share, and the number of shares purchasable and the Redemption Price therefor were expressed in the Warrant Certificates when the same were originally issued.

     (e) After each adjustment of the Purchase Price pursuant to this Section 6, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Class A Common Stock purchasable upon exercise of each Warrant after such adjustment and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the Registered Holder of each Warrant shall then be entitled, and the adjustment in Redemption Price resulting therefrom, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder of Warrants at his last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (f)  For purposes of Section 6(a) and 6(b) hereof, the following provisions
(A) to (F) shall also be applicable:

          (A) The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

          (B) No adjustment of the Purchase Price shall be made unless such adjustment would require an increase or decrease of at least $.10 in the Purchase Price; provided that any adjustments which by reason of this clause (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.10 in the Purchase Price then in effect hereunder.

          (C) In case of (1) the sale by the Company for cash (or as a component of a unit being sold for cash) of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock without the payment of any further consideration other than cash, if any (such securities convertible, exercisable or exchangeable into Common Stock being herein called "CONVERTIBLE SECURITIES"), or (2) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, in each case, if (and only if) the consideration payable to the Company upon the exercise of such rights, warrants or options shall consist of cash, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration payable to the Company upon the exercise of such rights, warrants or options, plus the consideration, if any, received by the Company for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than the Market Price of the Class A Common Stock on the date of the issuance or sale of such rights, warrants or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 6(a) and 6(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

          (D) In case of the sale by the Company for cash of any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by
     (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) is less than the Market Price of the Class A Common Stock on the date of the sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 6(a) and 6(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

          (E) In case the Company shall modify the rights of conversion, exchange or exercise of any of the securities referred to in (C) or (D) above or any other securities of the Company convertible, exchangeable or exercisable for shares of Common Stock, for any reason other than an event that would require adjustment to prevent dilution, so that the consideration per share received by the Company after such modification is less than the Market Price on the date prior to such modification, the Purchase Price to be in effect after such modification shall be determined by multiplying the Purchase Price in effect immediately prior to such event by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date prior to the modification plus the number of shares of Common Stock which the aggregate consideration receivable by the Company for the securities affected by the modification would purchase at the Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock to be issued upon conversion, exchange or exercise of the modified securities at the modified rate. Such adjustment shall become effective as of the date upon which such modification shall take effect. On the expiration of any such right, warrant or option or the termination of any such right to convert or exchange any such Convertible Securities referred to in Paragraph (C) or (D) above, the Purchase Price then in effect hereunder shall forthwith be readjusted to such Purchase Price as would have obtained (a) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (b) had adjustments been made on the basis of the Purchase Price as adjusted under clause (a) for all transactions (which would have affected such adjusted Purchase Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

          (F) In case of the sale for cash of any shares of Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company therefore shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

     (g) No adjustment to the Purchase Price of the Warrants or to the number of shares of Class A Common Stock purchasable upon the exercise of each Warrant will be made, however,

          (i) upon the exercise of any of the options presently outstanding under the Company's Stock Option Plan (the "PLAN") for officers, directors and certain other key personnel of and consultants to the Company; or

          (ii) upon the issuance or exercise of any other securities which may hereafter be granted or exercised under the Plan or under any other employee benefit plan of the Company; or

          (iii) upon the sale or exercise of the Warrants, including without limitation the sale or exercise of any of the Warrants comprising the Unit Purchase Option or upon the sale or exercise of the Unit Purchase Option; or

          (iv) upon the sale of any shares of Class A Common Stock or Convertible Securities in a firm commitment underwritten public offering, including, without limitation, shares sold upon the exercise of any overallotment option granted to the underwriters in connection with such offering; or

          (v) upon the issuance or sale of Class A Common Stock or Convertible Securities upon the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Class A Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

          (vi) upon the issuance or sale of Class A Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the Purchase Price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold.

     (h) As used in this Section 6, the term "COMMON STOCK" shall mean and include the Company's Common Stock authorized on the date hereof and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation as Class A Common Stock on the date hereof or (i) in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 6(c) hereof, the stock, securities or property provided for in such section or (ii) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

     (i) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 6, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

     (j) If and whenever the Company shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company shall concurrently therewith grant to each Registered Holder as of the record date for such transaction of the Warrants then outstanding, the rights, warrants or options to which each Registered Holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants or options being granted by the Company, the Registered Holder were the holder of record of the number of whole shares of Class A Common Stock then issuable upon exercise of his Warrants. Such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 6.

     SECTION 7.  ISSUANCE OF WARRANT CERTIFICATES.  From time to time, up to the
                 --------------------------------
Expiration Date, the Company shall execute and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) this Warrant Certificate and those issued concurrently herewith, (ii) those issued on or after the date hereof upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder,
(iii) those issued upon any transfer or exchange pursuant to Section 4, (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 5 and (v) at the option of the Company, in such form as may be approved by the its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants made pursuant to Section 6 hereof.

     SECTION 8.  FRACTIONAL WARRANTS AND FRACTIONAL SHARES.
                 -----------------------------------------

     (a) If the number of shares of Class A Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 6 hereof, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon the exercise of any Warrant, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

          (1) If the Class A Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or is traded on the Nasdaq National Market, the current market value shall be the last reported sale price of the Class A Common Stock on such exchange or market on the last business day prior to the date of exercise of such Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or market; or

          (2) If the Class A Common Stock is not listed or admitted to unlisted trading privileges on a national securities exchange or is not traded on the Nasdaq National Market, the current market value shall be the mean of the last reported bid and asked prices reported by the Nasdaq SmallCap Market or, if not traded thereon, by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of such Warrant; or

          (3) If the Class A Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     SECTION 9.  RESTRICTIVE LEGEND.
                 ------------------

     (a) Except as otherwise provided in this Section 9, each certificate for Class A Common Stock initially issued upon the exercise of any Warrant, and each certificate for

Class A Common Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO INTERACTIVE FLIGHT TECHNOLOGIES, INC., SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. NO TRANSFER OF ANY SUCH SHARE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED."

     (b) Except as otherwise provided in this Section 9, each Warrant Certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH WARRANTS MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO INTERACTIVE FLIGHT TECHNOLOGIES, INC., SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. NO TRANSFER OF ANY SUCH WARRANT SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED."

     (c) The legend requirements of Sections 9(a) and 9(b) above shall terminate as to any particular Warrant or share of Class A Common Stock (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be sold to the public without registration thereof under the Securities Act. Whenever the legend requirements imposed by this Section 9 shall terminate as to any share of Class A Common Stock purchased pursuant to a Warrant represented hereby, as hereinabove provided, the holder hereof shall be entitled to receive from Company, at Company's expense, a new certificate representing such Class A Common Stock not bearing the restrictive legend set forth in paragraph 9(a).

     SECTION 10.  WARRANT HOLDERS NOT DEEMED STOCKHOLDERS. No holder of Warrants
                  ---------------------------------------
shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Class A Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised such Warrants and been issued shares of Class A Common Stock in accordance with the provisions hereof.

     SECTION 11.  RIGHTS OF ACTION.  All rights of action with respect to the
                  ----------------
Warrants are vested in the Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Class A Common Stock in the manner provided in this Warrant Certificate.

     SECTION 12.  AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by
                  ----------------------------
his acceptance thereof, consents and agrees with the Company and every other holder of a Warrant that:

     (a) The Warrants are transferable only on the registry books of the Company by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Company, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company in its sole discretion, together with payment of any applicable transfer taxes; and

     (b) The Company may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 5 hereof.

     SECTION 13.  MODIFICATION OF WARRANTS.  This Agreement may be modified,
                  ------------------------
supplemented or altered in any respect only with the consent in writing of the Registered Holders of Warrants representing not less than 50% of the Class C Warrants then outstanding; provided, that no change in the number or nature of
                           --------
the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

     SECTION 14.  NOTICES.  All notices, requests, consents and other
                  -------
communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Company; if to the Company, at 3070 West Post Road, Las Vegas, Nevada 89118, attention: Michail Itkis, Chief Executive Officer, or at such other address as may have been furnished to the Registered Holders in writing by the Company.

     SECTION 15.  GOVERNING LAW.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized.


                                         Interactive Flight Technologies, Inc.


Dated: July 20, 1996                     By:  ___________________________
                                              Michail Itkis
                                              Chief Executive Officer



                                         By:  ___________________________
                                              Robert Aten
                                              Chief Financial Officer

                                   Exhibit A
                                   ---------

                               SUBSCRIPTION FORM

                    To Be Executed by the Registered Holder
                         in Order to Exercise Warrants


     The undersigned Registered Holder hereby irrevocably elects to exercise ___________ Class C Warrants represented by the enclosed Warrant Certificate, and to purchase the securities issuable upon the exercise of such Class C Warrants, and requests that certificates for such securities shall be issued in the name of


           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


                         ______________________________
                         ______________________________
                         ______________________________
                         ______________________________
                    [please print or type name and address]


and be delivered to


                         ______________________________
                         ______________________________
                         ______________________________
                         ______________________________
                    [please print or type name and address]


and if such number of Class C Warrants shall not be all the Class C Warrants evidenced by the enclosed Warrant Certificate, that a new Warrant Certificate for the balance of such Class C Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated: ____________________            X  _____________________________

                                       ________________________________

                                       ________________________________
                                                   Address


                                       ________________________________
                                        Taxpayer Identification Number


                                       ________________________________
                                            Signature Guaranteed


                                       ________________________________


THE SIGNATURE TO THIS SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THE ENCLOSED WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

                                   Exhibit B
                                   ---------

                                   ASSIGNMENT


                    To Be Executed by the Registered Holder
                          in Order to Assign Warrants


FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto


           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                                 OF TRANSFEREE

                         ______________________________
                         ______________________________
                         ______________________________
                         ______________________________
                    [please print or type name and address]


______________ of the Class C Warrants represented by the enclosed Warrant Certificate, and hereby irrevocably constitutes and appoints ___________ ___________________________ Attorney to transfer the enclosed Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated: ____________________            X  _____________________________
                                             Signature Guaranteed


                                       ________________________________


THE SIGNATURE TO THIS ASSIGNMENT FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THE ENCLOSED WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

                                      B-1